UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 28, 2013

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s Telephone Number, including Area Code)

(Registrant’s Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 28, 2013, Waddell & Reed Financial, Inc. (the “Company”) entered into a credit agreement with the lenders party thereto, Bank of America, N.A., as Administrative Agent for the lenders, Bank of America Merrill Lynch and Wells Fargo Securities LLC, as Joint Lead Arrangers and Joint Book Managers, Wells Fargo Bank, National Association as Syndication Agent, and Citibank, N.A., The Bank of New York Mellon and The Bank of Nova Scotia as Co-Documentation Agents (the “Credit Agreement”).  The information regarding the Credit Agreement provided in Item 2.03 below is incorporated herein by reference.

The description of the Credit Agreement described in this report does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1 to this report and incorporated herein by reference.  The Credit Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The Credit Agreement contains representations and warranties of the Company made to, and solely for the benefit of, the lenders party thereto.  Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Credit Agreement.  Information concerning the subject matter of the representations and warranties may change after the date of the Credit Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 1.02                                           Termination of a Material Definitive Agreement.

Immediately prior to the Company entering into the Credit Agreement for a $125 million unsecured revolving credit facility described in Items 1.01 and 2.03 in this report, the Company terminated its existing unsecured $125 million revolving credit facility, which was scheduled to expire on August 30, 2013.  The lending commitments under the prior credit facility were evidenced by that certain Credit Agreement, dated as of August 31, 2010, among the Company, the lenders party thereto, Bank of America, N.A., as Administrative Agent for the lenders, Bank of America Securities LLC, as Lead Arranger and Book Manager, UMB Bank, N.A. and The Bank of Nova Scotia as Co-Syndication Agents, and Citibank, N.A. and Wells Fargo Bank, National Association as Co-Documentation Agents, which agreement was terminated along with the termination of the lending commitments thereunder.  As of the date of termination, there were no amounts outstanding under such credit facility.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

General

The Credit Agreement provides for an unsecured $125 million revolving credit facility, which the lenders may, upon the Company’s request, increase to up to $200 million.  The lending commitments under the Credit Agreement are for a five year term and are scheduled to expire on June 27, 2018.  Upon the credit facility’s termination the Company must repay all obligations then outstanding under the credit agreement.

The credit facility is available for general corporate purposes, including repurchases of the Company’s common stock and consummating permitted acquisitions.  As of the date of this report, there were no loans outstanding under the credit facility.

Interest and Fees

At the Company’s election, loans under the credit facility will bear interest at one of the following two options:  (1) the sum of (a) the alternative base rate, which is the greatest of (i) the effective prime rate announced by Bank of America, (ii) the effective federal funds rate, plus 0.5%, or (iii) an adjusted LIBO rate, plus 1%, plus (b) a margin of 0.000% to 0.700% (depending upon the Company’s debt rating), or (2) an adjusted LIBO rate, plus a margin of 1.000% to 1.700% (depending upon the Company’s debt rating).  The Company is required to pay accrued interest at established intervals, which is based upon the Company’s elected interest period.

The Company pays, on a quarterly basis, a per annum facility fee of 0.125% to 0.300% (depending upon the Company’s debt rating) on the aggregate commitment of the credit facility, whether used or unused.

Covenants and Events of Acceleration

The Credit Agreement contains customary covenants, including but not limited to, restrictions on the Company’s ability, and in specific instances its subsidiaries’ ability, to incur liens on assets or revenues; merge or consolidate; enter into transactions with affiliates; enter into sale and leaseback transactions; pay dividends; repurchase stock; and enter into hedging agreements.  The Credit Agreement also limits the Company’s subsidiaries’ ability to incur additional indebtedness.  Additionally, the Company may not permit its consolidated leverage ratio to equal or exceed 3.0 to 1.0 or its consolidated interest coverage ratio to equal or be less than 4.0 to 1.0 during specified periods.

Upon the occurrence of an event of default, the Company’s obligations under the Credit Agreement may be accelerated and the lending commitments thereunder terminated.  Events of default include payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, material payment defaults (other than under the credit facility), voluntary and involuntary bankruptcy proceedings, material money judgments, material ERISA events, change of control of the Company and other customary defaults.

Existing Relationships with Lenders

The Company has ongoing relationships with a majority of the lenders that are parties to the Credit Agreement for which they have received customary fees and expenses. Certain of the lenders provide commercial banking services, including custody and cash management services. Affiliates of certain lenders have acted as underwriters for issuances of the Company’s senior notes and equity securities, and also provide various services to the Company’s affiliated mutual funds.

The description set forth in this Item 2.03 is qualified in its entirety by reference to the full text of the Credit Agreement filed as Exhibit 10.1 to this report.

Item 9.01                                           Financial Statements and Exhibits.

(d)         Exhibits.

10.1                      Credit Agreement, dated June 28, 2013, by and among Waddell & Reed Financial, Inc., the lenders party thereto, Bank of America, N.A., as Administrative Agent for the lenders, Bank of America Merrill Lynch and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Managers, Wells Fargo Bank, National Association as Syndication Agent, and Citibank, N.A., The Bank of New York Mellon and The Bank of Nova Scotia as Co-Documentation Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: July 3, 2013	By:	/s/ Daniel P. Connealy
Daniel P. Connealy
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement, dated June 28, 2013, by and among Waddell & Reed Financial, Inc., the lenders party thereto, Bank of America, N.A., as Administrative Agent for the lenders, Bank of America Merrill Lynch and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Managers, Wells Fargo Bank, National Association as Syndication Agent, and Citibank, N.A., The Bank of New York Mellon and The Bank of Nova Scotia as Co-Documentation Agents.